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                                                                    EXHIBIT 10.1

              OWENS-ILLINOIS, INC. EXECUTIVE DEFERRED SAVINGS PLAN


1. PURPOSE. The purpose of this Owens-Illinois, Inc. Executive Deferred Savings Plan is to provide selected corporate officers and other senior management employees of Owens-Illinois, Inc. and certain companies affiliated with it, to the extent any of such officers or employees are restricted as to their participation in the Owens-Illinois Stock Purchase and Savings Program, as nearly as practicable with an equivalent benefit.

2.    DEFINITIONS.  As used herein:

      "Account" means an Executive's Cash Deferral Account, Cash Matching Account, Company Stock Deferral Account and Company Stock Matching Account;

      "Board" means the Board of Directors of O-I;

      "Cash Deferral Account" means a memorandum account established and maintained on the books of the Company to reflect amounts of an Executive's Deferral Account which have been credited in dollars and on which interest accrues, in accordance with Section 6.2 hereof;

      "Cash Matching Account" means a memorandum account established and maintained on the books of the Company to reflect amounts of an Executive's Matching Account which have been credited in dollars and on which interest accrues, in accordance with Section 6.2 hereof;

      "CEO" means the Chief Executive Officer of O-I or any other officer, employee, or committee of O-I designated by said Chief Executive Officer to whom any or all of his powers or duties under the Plan may be delegated;

      "Code" means the Internal Revenue Code of 1986, as amended;

      "Committee" means the Compensation Committee of the Board or any other committee of the Board to which administrative authority with respect to the Plan may be delegated by the Board;

      "Company" means the corporate group of companies consisting of O-I and each corporation (or unincorporated business entity) 50 percent or more of the voting shares (or other ownership interests) of which are owned, directly or indirectly, by O-I;

      "Company Stock" means the Company's common stock, $.01 par value;

      "Company Stock Unit" means a unit of value, equal in value to one share of Company Stock, by which the value of an Executive's Company Stock Deferral Account and Company Stock Matching Account are determined pursuant to and in accordance with Section 6.3 hereof;

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      "Company Stock Deferral Account" means a memorandum account established and maintained on the books of the Company to reflect amounts of an Executive's Deferral Account which have been credited in Company Stock Units and to which additional Company Stock Units may be credited to reflect dividends and other distributions and/or adjustments, if any, on Company Stock, in accordance with Sections 6.3 and 6.4 hereof;

      "Company Stock Matching Account" means a memorandum account established and maintained on the books of the Company to reflect amounts of an Executive's Matching Account which have been credited in Company Stock Units and to which additional Company Stock Units may be credited to reflect dividends and other distributions and/or adjustments, if any, on Company Stock, in accordance with Sections 6.3 and 6.4 hereof;

      "Current Compensation" means the "Compensation", as defined in SPASP, paid to an Executive during a year, without regard to any limitations on the amount thereof imposed under Section 401(a)(17) of the Code;

      "Deferral Account" means a deferred compensation memorandum account established and maintained on the books of the Company to reflect the value of an Executive's interest in the Plan attributable to his Deferral Elections;

      "Deferral Election" means an election made by an Executive under Section
      5.1 of the Plan;

      "Executive" means a corporate officer or other senior management employee of the Company eligible to participate in the Plan under Section 4 of the Plan;

      "Executive Compensation Committee" means a committee comprised of the Company's Chief Financial Officer, the Company's General Counsel, and the Company's Director of Compensation and Benefits. In the event of a vacancy in any one or more of such offices or positions within the Company, any corresponding vacancy on the Executive Compensation Committee shall be filled by the officer or employee of the Company who succeeds to the duties of such vacant office or position or by another officer or employee of the Company designated by the Board.

      "Matching Account" means a deferred compensation memorandum account established and maintained on the books of the Company to reflect the value of an Executive's interest in the Plan attributable to the Company's Matching Credits for his benefit;

      "Matching Credit" means a credit by the Company to an Executive's Matching Account under Section 5.3 of the Plan;


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      "O-I" means Owens-Illinois, Inc., a Delaware corporation;

      "Plan" means this Owens-Illinois, Inc. Executive Deferred Savings Plan, as from time to time in effect;

      "SPASP" means the Owens-Illinois Stock Purchase and Savings Program, as from time to time in effect; and

      Words of the masculine gender include correlative words of the feminine and neuter genders and vice versa, and words denoting the singular include the plural and vice versa.

3. ADMINISTRATION. The Plan shall be administered by the Committee. The administrative powers of the Committee shall include the powers to interpret the Plan and to exercise full and complete discretion to adopt, modify, and/or rescind (or to authorize the CEO or one or more other appropriate officers of O-I to adopt, modify, and/or rescind) any rules, determinations, policies, or procedures deemed necessary or appropriate for the maintenance and administration of the Plan. Without limiting the generality of the foregoing, the Committee's rules, determinations, policies, and procedures under this Plan (including without limitation any rules and procedures adopted under Section 5.2 hereof) may be consistent with the provisions of, and any comparable rules, determinations, policies, and procedures adopted by the Company under, SPASP. Any provision hereof to the contrary notwithstanding, only the Committee or the Board may exercise any discretionary and/or administrative authority under the Plan with respect to the CEO's participation in the Plan, and neither the Board nor the Committee may delegate any such authority to the CEO or to any other officer, employee, or committee of O-I (other than another committee of the Board of which the CEO is not a voting member).

4.    ELIGIBILITY AND PARTICIPATION.

      Each corporate officer or other senior management employee of the Company who is eligible to participate in SPASP but whose participation therein is restricted by reason of the limitations and/or prohibitions imposed by:

            (a) Section 401(a)(17) of the Code, as to the maximum amount of his annual compensation that may be taken into account under SPASP;

            (b) Section 401(k) of the Code, as to "excess contributions" that may not be contributed or retained under SPASP for the benefit of "highly compensated employees";


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            (c) Section 402(g) of the Code, as to the maximum annual "elective deferrals" that may be excluded from his gross income with respect to contributions made on his behalf under SPASP; or

            (d) Section 415 of the Code, as to the maximum "annual addition" that may be made to an account for his benefit under SPASP,

      or who is entirely excluded from current participation in SPASP solely because, as determined by the Committee or the CEO, his participation therein would jeopardize the qualification of SPASP under Section 401(a) of the Code, shall be eligible to participate in this Plan if, and for so long as, he is selected to do so by the Committee or the CEO. No member of the Board who is not an employee of the Company shall be eligible to participate in the Plan, but a member of the Board who is otherwise eligible to participate in the Plan shall not be disqualified from such participation solely by reason of such Board membership.

5.    DEFERRAL ELECTIONS AND MATCHING CREDITS.

      5.1 Each Executive eligible to participate in the Plan under Section 4 of the Plan may elect from time to time, by written notice to the Company, given before the first day of any regular Company pay period for salaried employees, to defer his receipt, subject to the provisions of the Plan, of a specified part of his Current Compensation earned in the next pay period and thereafter. The amount of an Executive's Current Compensation to be deferred pursuant to his Deferral Elections under this Plan shall not exceed, on an annual basis, the excess of 19% of his Current Compensation over the sum of his annual "MTSO Contributions" and "SCO Contributions" under (and as defined in) SPASP.

      5.2 An Executive may elect prospectively to change the rate of or revoke his Deferral Election with respect to his future Current Compensation at such times and with such frequency as may be permitted pursuant to rules and procedures of uniform application adopted by the Committee. Until so changed or revoked, an Executive's Deferral Election shall remain in effect with respect to all Current Compensation earned by the Executive after the date thereof.

      5.3 The Company shall post a Matching Credit to the Matching Account of each Executive who has made a Deferral Election under Section 5.1 in an amount equal to 50 percent of the amount of such Deferral Election, up to a maximum annual Matching Credit equal to the excess of (a) four percent of the Executive's Current Compensation over (b) the amount of the annual "Company Matching Contribution" made on his behalf under (and as defined in) SPASP.


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      5.4 For purposes of Sections 5.1 and 5.3 of the Plan, an Executive who is
      eligible to participate in SPASP for all or any part of a year shall be deemed conclusively to have made "MTSO Contributions" under (and as defined in) SPASP in the maximum amount which he is permitted to make thereunder for the period of such eligibility.

6.    ACCOUNTS.

      6.1 All amounts deferred under the Plan shall be credited by the Company, as of the date such amounts would otherwise be payable to the Executive in the absence of a Deferral Election, to the Executive's Cash Deferral Account and/or Company Stock Deferral Account, in the proportions specified by the Executive at the time of his Deferral Election. All Matching Credits shall be posted concurrently with such deferred amounts to the Executive's Cash Matching Account and/or Company Stock Matching Account, in the same proportions as the deferred amounts to which they relate. In the absence of such a specification by an Executive, all such amounts shall be credited to his Cash Deferral Account and Cash Matching Account.

      6.2 All amounts credited to an Executive's Cash Deferral Account and Cash Matching Account shall, until paid or distributed in full, accrue interest, compounded monthly, at an annual rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies (as most recently reported in the Survey of Current Business published by the United States Department of Commerce or a successor publication) or at such other rate as the Board may at any time and from time to time designate prospectively; provided, however, that no such action taken by the Board after the date on which notice of an installment payment election (or of the modification of any such previous election) is given pursuant to Section 7.5 hereof shall operate to reduce the rate of interest on the unpaid balance of the amount payable pursuant to such election (or modification) to less than the rate which would have been in effect hereunder in the absence of such action by the Board.

      6.3 An Executive's Company Stock Deferral Account and Company Stock Matching Account shall be credited with a number (including fractions) of Company Stock Units equal in value to the amount or amounts specified to be credited to each respective Account. For all purposes of the Plan, the value of Company Stock Units shall be determined by reference to the closing price of Company Stock on the principal exchange on which Company Stock is traded on the day before the date on or as of which such value is being determined or, if no Company Stock was traded such day, then on the next preceding trading day on which Company Stock was so traded. As of the date any dividend is paid to shareholders of Company Stock, each Company Stock Deferral Account and


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      Company Stock Matching Account shall be credited with a number (including fractions) of additional Company Stock Units equal in value to the dividends paid on the number of shares of Company Stock represented by the Units in such Account immediately before such dividend was paid.

      6.4 In the event that the outstanding shares of Company Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, or reclassification, or if the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Company Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"), the number of Company Stock Units credited or to be credited to Executives' Company Stock Deferral Accounts and Company Stock Matching Accounts under the Plan shall be adjusted accordingly.

      6.5 An Executive may change the proportion in which amounts to be deferred in the future in accordance with his Deferral Election are to be credited to his Cash Deferral Account and Company Stock Deferral Account and/or the proportion in which amounts previously deferred are to be reallocated between his are to be reallocated between his Cash Deferral Account and Company Stock Deferral Account, at such times and with such frequency as may be permitted pursuant to rules and procedures of uniform application adopted by the Committee. All such elections and modifications shall also apply in the same manner to such Executive's Cash Matching Account and Company Stock Matching Account.

      6.6 The Company shall be under no duty to segregate or set aside any amount credited to any Account from the general assets of the Company, but the Board may, in its discretion, direct the establishment of any trusteed, insured, or other payment arrangement from which the Company's obligations as to an Executive under the Plan may be paid. No Executive, beneficiary, estate, or other person claiming through or under an Executive shall have any legal or beneficial property interest whatsoever in any assets of the Company or in any such payment arrangement which may be established at the direction of the Board except as may be expressly provided by such payment arrangement. Neither the establishment of an Account nor the crediting of any amounts thereto nor the establishment of any payment arrangement (except as may be expressly provided by such payment arrangement) shall be deemed to create a trust of any kind, any fiduciary relationship between the Company and any person, or any collateral security for the Company's obligations under the Plan. To the extent that an Executive or any other person acquires a right to receive any payment from the Company under this Plan, such right shall be no greater than that of any other unsecured general


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      creditor of the Company. The Company shall provide to each Executive who has made any Deferral Election, at least annually, a statement of his Account balances.

7.    PAYMENT OF ACCOUNT BALANCES.

      7.1 Each Executive shall at all times have a nonforfeitable, fully vested interest in the amounts credited to his Deferral Account and Matching Account.

      7.2 The entire amount credited to an Executive's Accounts, including accrued interest to the date of payment, shall become payable upon termination of the Executive's employment with the Company by reason of his death, total and permanent disability, normal or early retirement pursuant to any retirement plan sponsored by the Company, or any other reason. Amounts so payable shall be paid to the Executive in cash in a lump sum as soon as practicable after such termination of employment, but in no event later than March 31 of the following year, unless an election of an installment form of payment is in effect as provided in Section 7.5 hereof, in which event such amount shall be paid in the installment form so elected. To facilitate the cash-only distribution(s) contemplated by the Plan, the entire value of an Executive's Company Stock Deferral Account and Company Stock Matching Account on the date of termination of employment with the Company shall be respectively reallocated to and thereafter held in his Cash Deferral Account and his Cash Matching Account, from which all distributions under the Plan shall be made.

      7.3 In the event of an Executive's death before his Accounts plus interest have been paid to him in full, the entire amount then credited to his Accounts, including accrued interest to the date of payment, shall be paid in cash in a lump sum to the beneficiary or beneficiaries named by him in a written designation filed with the Company (or, in the absence of such a designation, to his estate). Such payment shall be made as soon as practicable after such Executive's death but in no event later than March 31 of the following year.

      7.4 Before termination of employment, an Executive may request a withdrawal from his Deferral Accounts of an amount sufficient to meet a financial hardship that would justify a withdrawal of the same amount from a "MTSO Contributions Account" under (and as defined in) SPASP. The Committee shall determine the existence of a bona fide financial hardship based on non-discriminatory procedures, taking into account any then applicable rulings or regulations of the Internal Revenue Service. The standards established by the Committee for determining the existence of a financial hardship shall be uniformly applied to all Executives who request such a withdrawal, and the Committee's decision with respect to each such request shall be final. An approved hardship withdrawal shall be paid to the Executive in cash as soon as practicable after approval and shall first


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      reduce his Cash Deferral Account, and then, to the extent insufficient, shall reduce his Company Stock Deferral Account.

      7.5 An Executive may elect, by written notice to and, if required as hereinafter provided, with the consent of the Executive Compensation Committee, to have such amount or any part thereof paid in any specified number, not to exceed 15, of substantially equal annual installments commencing as soon as practicable after the Executive's termination of employment, but in no event later than March 31 of the following year, together with interest on the unpaid balance thereof at the rate called for under Section 6.2 hereof. Any such Executive who has made such an election may revoke or modify such election by subsequent written notice to and, if required as hereinafter provided, with the consent of the Executive Compensation Committee. An Executive's election under this
      Section 7.5, or any revocation or modification of a previous election, will be effective without the consent of the Executive Compensation Committee only to the extent that it applies to amounts credited to his Accounts thereafter. Any election, or any revocation or modification of a previous election, applicable to any other portion of his Accounts, will be subject to the consent of the Executive Compensation Committee pursuant to Section 7.6 hereof.

      7.6 The Executive Compensation Committee shall grant or deny its consent to an election under Section 7.5 hereof, if required, or to a revocation or modification of any such election, if required, as soon as administratively practicable after its receipt of written notice thereof and shall promptly notify the Executive of its action with respect thereto. In granting or denying such consent the Executive Compensation Committee shall consider and take into account the form in which benefits are payable with respect to the Executive under SPASP and under any other applicable Company plan or arrangement; the interests of the Executive and/or his beneficiary or beneficiaries and of other Executives and/or their beneficiaries; the effect of such election (or of such revocation or modification of a previous election) on the Company's current and projected future financial condition in the context of other similar elections under this Plan and all other Company plans or arrangements for the benefit of its employees; and such other factors and circumstances as the Executive Compensation Committee, in its discretion, deems relevant. All actions of the Executive Compensation Committee shall be taken by majority vote at a meeting or by majority approval in writing in lieu of a meeting and shall be final and binding on all parties interested therein.

8. AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time to time amend, suspend, or terminate the Plan in whole or in part; provided, however, that no such amendment, suspension, or termination may, without the consent of each Executive affected thereby, have any adverse retroactive effect on the rights of any Executive (or any person claiming through or under him) under the Plan unless required by applicable law.


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9.    MISCELLANEOUS.

      9.1 At the request of an Executive or on its own initiative, the Committee may, at any time and in its sole and unlimited discretion, accelerate the payment of any part of an Executive's Accounts.

      9.2 Nothing in the Plan shall confer on any Executive or any other employee of the Company any right to continue in the employ of the Company or affect in any way the right of the Company to terminate any such person's employment at any time.

      9.3 Rights under the Plan shall not be assignable or transferable or subject to encumbrance or charge of any nature, other than by designation of beneficiary to take effect at death or, in the absence of such designation, by will or the laws of descent and distribution.

      9.4 The Plan shall be binding on and inure to the benefit of the Company, each Executive, and every person claiming through or under an Executive, and their respective heirs, successors, and assigns.

      9.5 Deferral Elections under the Plan are intended to defer Executives' recognition of income, for income tax purposes under the Code, until their actual receipt of payments from their Accounts. The Plan shall be interpreted and administered in a manner consistent with such intent.

      9.6   This Plan shall be effective on and after its date of execution.

            IN WITNESS WHEREOF, the Board has caused this Plan to be executed by a duly authorized officer of the Company this 2nd day of August, 2001 .

                                          OWENS-ILLINOIS, INC.


                                          By  /s/ Thomas L. Young
                                             ----------------------------
                                              Executive Vice President

Attest:

 /s/ James W. Baehren
---------------------------------------------
     Secretary




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